Exhibit 25.1

_____________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Monique L. Green
U.S. Bank National Association
1021 East Cary Street
Richmond, VA 23219
(804) 343-1566
(Name, address and telephone number of agent for service)
AGNC Investment Corp.
(Issuer with respect to the Securities)

Delaware	26-1701984
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 12th Floor Bethesda. MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)    Name and address of each examining or supervising authority to which it is subject.
            Comptroller of the Currency
            Washington, D.C.

        b)    Whether it is authorized to exercise corporate trust powers.
        Yes

Item 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
        None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

    2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

        3.    A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

        4.    A copy of the existing bylaws of the Trustee.**
    5.    A copy of each Indenture referred to in Item 4. Not applicable.

    6.    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

    7.    Report of Condition of the Trustee as of March 31, 2021 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

    * Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

    ** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Richmond, State of Virginia on the 2nd of June, 2021.

By:	/s/ Monique L. Green
Name:	Monique L. Green
Title:	Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 4, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Acting Comptroller of the Currency

CURRENCY BUREAU SEAL OF THE Comptroller OF THE CURRENCY TREASURY DEPARTMENT

2021-00217-C

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Brian Brooks, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, December 4, 2020, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

CURRENCY BUREAU SEAL OF THE Comptroller OF THE CURRENCY TREASURY DEPARTMENT

2021-00217-C

Exhibit 6

CONSENT

    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 2, 2021

By:	/s/ Monique L. Green
Name:	Monique L. Green
Title:	Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2021

($000’s)

    3/31/2021
Assets
    Cash and Balances Due From         $ 43,386,652
Depository Institutions
    Securities        154,609,348
    Federal Funds        0
    Loans & Lease Financing Receivables         297,075,286
    Fixed Assets         6,148,452
    Intangible Assets        13,371,986
    Other Assets         27,974,559
    Total Assets         $542,566,283

Liabilities
    Deposits        $444,618,948
    Fed Funds        1,321,015
    Treasury Demand Notes        0
    Trading Liabilities         1,231,176
    Other Borrowed Money        27,466,875
    Acceptances        0
    Subordinated Notes and Debentures        3,350,000
    Other Liabilities        13,255,984
    Total Liabilities        $491,243,998

Equity
Common and Preferred Stock        18,200
    Surplus         14,266,915
    Undivided Profits        36,236,966
    Minority Interest in Subsidiaries        800,204
        Total Equity Capital        $51,322,285

Total Liabilities and Equity Capital        $542,566,283
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